UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  March 7, 2014

ENLINK MIDSTREAM, LLC

(Exact name of registrant as specified in its charter)

DELAWARE	001-36336	46-4108528
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2501 CEDAR SPRINGS RD. DALLAS, TEXAS	75201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (214) 953-9500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On March 7, 2014, EnLink Midstream, LLC (“EnLink Midstream”) consummated the transactions contemplated by the Agreement and Plan of Merger, dated as of October 21, 2013, among EnLink Midstream, Crosstex Energy, Inc. (the “Corporation”), Devon Energy Corporation (“Devon”), Acacia Natural Gas Corp I, Inc., formerly a wholly-owned subsidiary of Devon (“New Acacia”), and certain other wholly-owned subsidiaries of Devon pursuant to which the Corporation and New Acacia each became wholly-owned subsidiaries of EnLink Midstream (collectively, the “Mergers”).  Upon the closing of the Mergers, each issued and outstanding share of the Corporation’s common stock was converted into the right to receive (i) one common unit representing limited liability company interests of EnLink Midstream and (ii) an amount in cash equal to approximately $2.06, which is an amount equal to the quotient of (x) $100,000,000 divided by (y) the number of shares of the Corporation’s common stock issued and outstanding immediately prior to the effective time of the Mergers.

Also, on March 7, 2014, EnLink Midstream Partners, LP (formerly known as Crosstex Energy, L.P.) (the “Partnership”) consummated the transactions contemplated by the Contribution Agreement, dated as of October 21, 2013 (the “Contribution Agreement”), among the Partnership, EnLink Midstream Operating, LP (formerly known as Crosstex Energy Services, L.P.), a wholly-owned subsidiary of the Partnership, Devon and certain of Devon’s wholly-owned subsidiaries.  Following the consummation of these transactions, Devon indirectly owns approximately 70% of the outstanding limited liability company interests in EnLink Midstream, with the remaining 30% owned by former stockholders of the Corporation, as well as 52% of the outstanding limited partner interests in the Partnership.  EnLink Midstream, through its ownership of the Corporation, owns approximately 7% of the outstanding limited partner interests, the approximate 1% general partner interest and the incentive distribution rights in the Partnership, and the Partnership’s public unitholders own the remaining 40% of the outstanding limited partner interests in the Partnership.

Item 2.04.                                        Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The closing of the transactions contemplated by the Contribution Agreement and the Mergers triggered a mandatory repurchase offer with respect to the Partnership’s 8.875% senior unsecured notes due 2018 (the “2018 Notes”).  The Partnership, together with EnLink Midstream Finance Corporation (formerly known as Crosstex Energy Finance Corporation), issued $725.0 million in aggregate principal amount of the 2018 Notes on February 10, 2010 in a transaction that was exempt from or not subject to the registration requirements under the Securities Act of 1933, as amended, and completed an exchange offer for any and all of the unregistered 2018 Notes for a like principal amount of registered 2018 Notes on June 25, 2010.  Pursuant to the terms of the indenture governing the 2018 Notes, within 30 days following a Change of Control (as defined in the indenture), unless the Partnership has exercised its right to redeem all of the 2018 Notes, the Partnership is required to make an offer to repurchase the 2018 Notes at a purchase price equal to 101% of the aggregate principal amount of the 2018 Notes repurchased, plus accrued and unpaid interest, if any. The Partnership intends to fulfill its obligations with respect to the mandatory repurchase offer of the 2018 Notes in accordance with the terms of the indenture.

Item 8.01.                                        Other Events.

On March 7, 2014, EnLink Midstream GP, LLC (formerly known as Crosstex Energy GP, LLC), the general partner of the Partnership (the “General Partner”), amended and restated its long-term incentive plan to (i) reflect the change of the Partnership’s name from Crosstex Energy, L.P. to EnLink Midstream Partners, LP, (ii) reflect the change of the General Partner’s name from Crosstex Energy GP, LLC to EnLink Midstream GP, LLC and (iii) make other technical amendments.  A copy of the EnLink Midstream GP, LLC Long-Term Incentive Plan is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(d)           Exhibits.

EXHIBIT NUMBER		DESCRIPTION

10.1	—

EnLink Midstream GP, LLC Long-Term Incentive Plan, as amended and restated on March 7, 2014 (incorporated by reference to Exhibit 10.7 to EnLink Midstream Partners, LP’s Current Report on Form 8-K dated March 6, 2014, filed with the Commission on March 11, 2014).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENLINK MIDSTREAM, LLC

	By:	EnLink Midstream Manager, LLC,
its Managing Member

Date: March 11, 2014	By:	/s/ Michael J. Garberding
Michael J. Garberding
Executive Vice President and
Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT NUMBER		DESCRIPTION

10.1	—

EnLink Midstream GP, LLC Long-Term Incentive Plan, as amended and restated on March 7, 2014 (incorporated by reference to Exhibit 10.7 to EnLink Midstream Partners, LP’s Current Report on Form 8-K dated March 6, 2014, filed with the Commission on March 11, 2014).